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JOINT FILING AGREEMENT

    The undersigned hereby agree that the statement on Schedule 13D dated November 5, 2001 with respect to the common stock of Jupiter Media Metrix, Inc. is, and any amendments hereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 31(d)-1(f) under the Securities Exchange Act of 1934, as amended.

Date: November 1, 2001

NETRATINGS, INC.
By:	/s/ JACK R. LAZAR
Name:	Jack R. Lazar
Title:	Executive Vice President of Corporate Development, Chief Financial Officer and Secretary
SONOMA ACQUISITION CORP., LLC
By:	/s/ JACK R. LAZAR
Name:	Jack R. Lazar
Title:	Manager
NIELSEN MEDIA RESEARCH, INC.
By:	/s/ JAMES O'HARA
Name:	James O' Hara
Title:	Senior Vice President and Chief Financial Officer
ACNIELSEN CORPORATION
By:	/s/ EARL H. DOPPELT
Name:	Earl H. Doppelt
Title:	Executive Vice President and General Counsel
VNU N.V.
By:	/s/ MICHAEL P. CONNORS
Name:	Michael P. Connors
Title:	Executive Director

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JOINT FILING AGREEMENT